Exhibit 99.1

AMAZON.COM ANNOUNCES RECORD FREE CASH FLOW FUELED BY LOWER

PRICES AND YEAR-ROUND FREE SHIPPING

SEATTLE—(BUSINESS WIRE)—January 27, 2004—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter and year ended December 31, 2003.

Operating cash flow was $392 million for 2003, compared with $174 million for 2002. Free cash flow was $346 million for 2003, compared with $135 million for 2002.

Common shares outstanding plus shares underlying stock-based employee awards totaled 433 million at December 31, 2003, flat compared with a year ago.

Net sales were $1.946 billion in the fourth quarter, compared with $1.429 billion in fourth quarter 2002, an increase of 36%. Net sales benefited by $98 million from changes in foreign exchange rates compared with fourth quarter 2002.

Net sales were $5.264 billion in 2003, compared with $3.933 billion in 2002, an increase of 34%. Net sales benefited by $232 million from changes in foreign exchange rates compared with 2002.

Operating income was $138 million in the fourth quarter, or 7% of net sales, compared with $71 million, or 5% of net sales, in fourth quarter 2002. Consolidated segment operating income grew to $153 million in the fourth quarter, or 8% of net sales, compared with $102 million, or 7% of net sales, in fourth quarter 2002.

Operating income improved to $271 million in 2003, or 5% of net sales, compared with $64 million, or 2% of net sales, in 2002. Consolidated segment operating income was $361 million in 2003, or 7% of net sales, an improvement of $181 million compared with 2002.

Net income was $73 million in the fourth quarter, or $0.17 per diluted share, compared with $3 million, or $0.01 per diluted share, in fourth quarter 2002. Pro forma net income in the fourth quarter grew 66% to $125 million, or $0.29 per diluted share, compared with $75 million, or $0.19 per diluted share, in fourth quarter 2002.

Net income was $35 million in 2003, or $0.08 per diluted share, compared with a net loss of $149 million, or $(0.39) per share, in 2002. Pro forma net income for 2003 improved $190 million to $256 million, or $0.61 per diluted share, compared with $66 million, or $0.17 per diluted share, in 2002.

“Our commitment to year-round free shipping and lower prices continues to be a win-win for our customers and Amazon.com,” said Jeff Bezos, founder and CEO of Amazon.com. “In addition to purchasing thousands of $29 DVD players this holiday season, customers also bought Tibetan yak cheese, pomegranate molasses and zero carb cheese straws.”

The Company also announced that Amazon.co.uk has further lowered book prices by offering 30% off books over £10, reduced from 30% off books over £15. Amazon.com continues to offer Free Super Saver Shipping on orders over $25 at www.amazon.com and also has free shipping options at its U.K., German, French, Japanese and Canadian sites. Amazon.com offers 30% off books over $15 and continues to lower prices every day across its product offerings, ranging from electronics to jewelry to sporting goods to tools.

Amazon.com also announced that its Board of Directors has authorized a debt repurchase program pursuant to which the Company may from time to time repurchase (through open market repurchases or private transactions), redeem or otherwise retire, up to an aggregate of $500 million of its outstanding 4.75% Convertible Subordinated Notes due 2009 and 6.875% Convertible Subordinated Notes due 2010. In addition to this debt repurchase program, as separately announced today, on February 26, 2004, the Company will redeem $150 million in principal amount of its outstanding 4.75% Convertible Subordinated Notes due 2009 at a redemption price of 102.375%, plus accrued and unpaid interest from February 1 through February 25, 2004.

See “Financial Measures” for additional information.

Highlights of Fourth Quarter and 2003 Results

•	North America segment sales, representing the Company’s U.S. and Canadian sites, grew 18% to $1.14 billion in the fourth quarter and segment operating income grew 39% to $114 million, or 10% of net sales, compared with fourth quarter 2002.

•	International segment sales, representing the Company’s U.K., German, French and Japanese sites, grew 74% to $804 million in the fourth quarter and benefited by $95 million from changes in foreign exchange rates compared with fourth quarter 2002. In 2003, International segment sales exceeded $2 billion for the first time. International segment

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operating income was $39 million, or 5% of net sales, in the fourth quarter, compared with $20 million, or 4% of net sales, in fourth quarter 2002.

•	Electronics and Other General Merchandise revenues exceeded $1.1 billion in 2003.

•	Inventory turns for the trailing twelve months decreased 5% to 18 in 2003.

•	On November 24, 2003, the Company redeemed $200 million of its 4.75% Convertible Subordinated Notes due 2009 for $206 million, a redemption price of 102.850%. For 2003, Amazon.com redeemed $464 million of its long-term debt.

•	The Company increased selection by adding over 40,000 unique gourmet food items, more than 60,000 unique jewelry items, and over 70,000 unique health and personal care items.

•	The Company also launched a home and kitchen store in Japan and Marketplace in France and Canada during the fourth quarter.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of January 27, 2004. Results may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the emerging nature and rate of growth of the Internet and online commerce, and the various factors detailed below.

First Quarter 2004 Guidance

•	First quarter net sales are expected to be between $1.39 billion and $1.49 billion, or grow between 28% and 38%, compared with first quarter 2003.

•	Consolidated segment operating income is expected to be between $95 million and $115 million.

•	Operating income is expected to be between $80 million and $100 million, assuming, among other things, that the Company does not record any revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on March 31, 2004, is identical to the closing price of $52.62 on December 31, 2003.

Full Year 2004 Expectations

•	Net sales are expected to be between $6.20 billion and $6.70 billion.

•	Consolidated segment operating income is expected to be between $430 million and $530 million.

•	Operating income is expected to be between $355 million and $455 million, assuming, among other things, that the Company does not record any revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on December 31, 2004, is identical to the closing price of $52.62 on December 31, 2003.

A conference call will be Webcast live today at 2 p.m. PT/5 p.m. ET and will be available at least through March 31, 2004, at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments; the mix of products sold to customers; the mix of net sales derived from products as compared with services; competition; risks of inventory management; the degree to which the Company enters into, maintains and develops commercial agreements and strategic transactions; seasonality; international growth and expansion; and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risk of future losses, significant amount of indebtedness, potential fluctuations in operating results, management of potential growth, system interruptions, consumer trends, fulfillment center optimization, limited operating history, government regulation and taxation, fraud and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and all subsequent filings.

Financial Measures

The following measures are defined by the Securities and Exchange Commission as non-GAAP financial measures.

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Free Cash Flow

Operating cash flow is net cash provided by (used in) operating activities, including cash outflows for interest and excluding proceeds from the exercise of stock-based employee awards. Free cash flow is operating cash flow less cash outflows for purchases of fixed assets including internal-use software and Web site development. A tabular reconciliation of differences from the comparable GAAP measure—operating cash flow—is included in the attached “Supplemental Financial Information and Business Metrics.”

Consolidated Segment Operating Income

Consolidated segment operating income is the sum of segment operating income of our individual segments and excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,

•	Amortization of other intangibles, and

•	Restructuring-related and other.

A tabular reconciliation of differences from the comparable GAAP measure—operating income—is included in the attached “Pro Forma Statements of Operations.”

Pro Forma Net Income

Pro forma net income excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,

•	Amortization of other intangibles,

•	Restructuring-related and other,

•	Remeasurement of 6.875% PEACS and other,

•	Equity in losses of equity-method investees, net, and

•	Cumulative effect of change in accounting principle.

A tabular reconciliation of differences from the comparable GAAP measure—net income (loss)—is included in the attached “Pro Forma Statements of Operations.”

For additional information regarding these non-GAAP financial measures, see exhibit 99.2 to our Form 8-K filed contemporaneously with the issuance of this release.

About Amazon.com

Amazon.com, a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers list millions of unique new and used items in categories such as health and personal care, jewelry and watches, gourmet food, sporting goods, apparel and accessories, books, music, DVDs, electronics and office, kids and baby, and home and garden.

Amazon.com operates six Web sites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp and www.amazon.ca.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Tim Stone, 206/266-2171, ir@amazon.com	Patty Smith, 206/266-7180
www.amazon.com/ir

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AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$666,418	$327,564	$738,254	$540,282

OPERATING ACTIVITIES:
Net income (loss)	73,154	2,651	35,282	(149,132)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of fixed assets, including Web site development costs, and other amortization	18,467	19,863	75,558	82,274
Stock-based compensation	15,039	35,680	87,751	68,927
Equity in losses of equity-method investees, net	—	700	436	4,169
Amortization of other intangibles	141	913	2,752	5,478
Non-cash restructuring-related and other	—	1,100	—	3,470
Gain on sale of marketable securities, net	(205)	(1,867)	(9,598)	(5,700)
Remeasurement of 6.875% PEACS and other	36,505	40,596	129,661	96,273
Non-cash interest expense and other	166	7,150	12,918	29,586
Cumulative effect of change in accounting principle	—	—	—	(801)
Changes in operating assets and liabilities:
Inventories	(42,785)	(48,368)	(76,786)	(51,303)
Accounts receivable, net and other current assets	(17,998)	(1,528)	305	(32,948)
Accounts payable	299,316	262,838	167,732	156,542
Accrued expenses and other current liabilities	73,572	41,946	(25,740)	4,491
Additions to unearned revenue	22,989	19,763	101,641	95,404
Amortization of previously unearned revenue	(26,021)	(37,725)	(111,740)	(135,466)
Interest payable	28,623	28,867	1,850	3,027

Net cash provided by operating activities	480,963	372,579	392,022	174,291

INVESTING ACTIVITIES:
Sales and maturities of marketable securities	232,173	152,757	813,184	553,289
Purchases of marketable securities	(121,448)	(173,520)	(535,642)	(635,810)
Purchases of fixed assets, including internal-use software and Web site development	(17,236)	(15,516)	(45,963)	(39,163)
Proceeds from sale of subsidiary and other	—	—	5,072	—

Net cash provided by (used in) investing activities	93,489	(36,279)	236,651	(121,684)

FINANCING ACTIVITIES:
Proceeds from exercises of stock options and other	30,490	65,376	163,322	121,689
Repayment of long-term debt, capital lease obligations, and other	(207,732)	(2,674)	(495,308)	(14,795)

Net cash provided by (used in) financing activities	(177,242)	62,702	(331,986)	106,894

Foreign-currency effect on cash and cash equivalents	38,645	11,688	67,332	38,471

Net increase in cash and cash equivalents	435,855	410,690	364,019	197,972

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,102,273	$738,254	$1,102,273	$738,254

SUPPLEMENTAL CASH FLOW INFORMATION:
Fixed assets acquired under capital leases and other financing arrangements	$29	$726	$2,677	$3,023
Cash paid for interest	3,112	642	119,947	111,589
Cash paid for income taxes	197	(15)	1,825	1,448

Note:  The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net sales	$1,945,772	$1,428,610	$5,263,699	$3,932,936
Cost of sales	1,518,935	1,093,451	4,006,531	2,940,318

Gross profit	426,837	335,159	1,257,168	992,618

Operating expenses:
Fulfillment	158,815	126,559	477,032	392,467
Marketing	40,291	37,579	122,787	125,383
Technology and content	51,811	49,048	207,809	215,617
General and administrative	22,984	20,015	88,302	79,049
Stock-based compensation (1)	15,039	35,680	87,751	68,927
Amortization of other intangibles	141	913	2,752	5,478
Restructuring-related and other	140	(5,158)	140	41,573

Total operating expenses	289,221	264,636	986,573	928,494

Income from operations	137,616	70,523	270,595	64,124

Interest income	5,330	6,785	21,955	23,687
Interest expense	(29,299)	(36,108)	(129,979)	(142,925)
Other income (expense), net	(3,988)	2,747	2,808	5,623
Remeasurement of 6.875% PEACS and other	(36,505)	(40,596)	(129,661)	(96,273)

Total non-operating expenses, net	(64,462)	(67,172)	(234,877)	(209,888)

Income (loss) before equity in losses of equity-method investees	73,154	3,351	35,718	(145,764)

Equity in losses of equity-method investees, net	—	(700)	(436)	(4,169)

Income (loss) before change in accounting principle	73,154	2,651	35,282	(149,933)

Cumulative effect of change in accounting principle	—	—	—	801

Net income (loss)	$73,154	$2,651	$35,282	$(149,132)

Basic earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$0.18	$0.01	$0.09	$(0.40)
Cumulative effect of change in accounting principle	—	—	—	0.01

	$0.18	$0.01	$0.09	$(0.39)

Diluted earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$0.17	$0.01	$0.08	$(0.40)
Cumulative effect of change in accounting principle	—	—	—	0.01

	$0.17	$0.01	$0.08	$(0.39)

Weighted average shares used in computation of earnings (loss) per share:
Basic	401,422	383,702	395,479	378,363

Diluted	425,214	407,056	419,352	378,363

(1) Components of stock-based compensation:
Fulfillment	$1,739	$6,614	$17,960	$12,126
Marketing	802	1,820	4,968	4,239
Technology and content	9,747	18,621	49,555	35,926
General and administrative	2,751	8,625	15,268	16,636

	$15,039	$35,680	$87,751	$68,927

Note:  The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.

Pro Forma Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma
Net sales	$1,945,772	$—	$1,945,772	$1,428,610	$—	$1,428,610
Cost of sales	1,518,935	—	1,518,935	1,093,451	—	1,093,451

Gross profit	426,837	—	426,837	335,159	—	335,159

Operating expenses:
Fulfillment	158,815	—	158,815	126,559	—	126,559
Marketing	40,291	—	40,291	37,579	—	37,579
Technology and content	51,811	—	51,811	49,048	—	49,048
General and administrative	22,984	—	22,984	20,015	—	20,015
Stock-based compensation	15,039	(15,039)	—	35,680	(35,680)	—
Amortization of other intangibles	141	(141)	—	913	(913)	—
Restructuring-related and other	140	(140)	—	(5,158)	5,158	—

Total operating expenses	289,221	(15,320)	273,901	264,636	(31,435)	233,201

Income from operations	137,616	15,320	152,936 (2)	70,523	31,435	101,958 (2)

Interest income	5,330	—	5,330	6,785	—	6,785
Interest expense	(29,299)	—	(29,299)	(36,108)	—	(36,108)
Other income (expense), net	(3,988)	—	(3,988)	2,747	—	2,747
Remeasurement of 6.875% PEACS and other	(36,505)	36,505	—	(40,596)	40,596	—

Total non-operating expenses, net	(64,462)	36,505	(27,957)	(67,172)	40,596	(26,576)

Income before equity in losses of equity-method investees	73,154	51,825	124,979	3,351	72,031	75,382

Equity in losses of equity-method investees, net	—	—	—	(700)	700	—

Net income	$73,154	$51,825	$124,979	$2,651	$72,731	$75,382

Basic earnings per share	$0.18	$0.13	$0.31	$0.01	$0.19	$0.20

Diluted earnings per share	$0.17	$0.12	$0.29	$0.01	$0.18	$0.19

Weighted average shares used in computation of earnings per share:
Basic	401,422		401,422	383,702		383,702

Diluted	425,214		425,214	407,056		407,056

Net cash provided by operating activities			$480,963			$372,579
Purchases of fixed assets, including internal-use software and Web site development			(17,236)			(15,516)

Free cash flow			$463,727			$357,063

Net cash provided by (used in) investing activities			$93,489			$(36,279)

Net cash provided by (used in) financing activities			$(177,242)			$62,702

(1)	In accordance with accounting principles generally accepted in the United States.
(2)	Consolidated segment operating income.

Note:	The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.

Pro Forma Statements of Operations

(in thousands, except per share data)

(unaudited)

	Twelve Months Ended December 31, 2003			Twelve Months Ended December 31, 2002
	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma
Net sales	$5,263,699	$—	$5,263,699	$3,932,936	$—	$3,932,936
Cost of sales	4,006,531	—	4,006,531	2,940,318	—	2,940,318

Gross profit	1,257,168	—	1,257,168	992,618	—	992,618

Operating expenses:
Fulfillment	477,032	—	477,032	392,467	—	392,467
Marketing	122,787	—	122,787	125,383	—	125,383
Technology and content	207,809	—	207,809	215,617	—	215,617
General and administrative	88,302	—	88,302	79,049	—	79,049
Stock-based compensation	87,751	(87,751)	—	68,927	(68,927)	—
Amortization of other intangibles	2,752	(2,752)	—	5,478	(5,478)	—
Restructuring-related and other	140	(140)	—	41,573	(41,573)	—

Total operating expenses	986,573	(90,643)	895,930	928,494	(115,978)	812,516

Income from operations	270,595	90,643	361,238 (2)	64,124	115,978	180,102 (2)

Interest income	21,955	—	21,955	23,687	—	23,687
Interest expense	(129,979)	—	(129,979)	(142,925)	—	(142,925)
Other income, net	2,808	—	2,808	5,623	—	5,623
Remeasurement of 6.875% PEACS and other	(129,661)	129,661	—	(96,273)	96,273	—

Total non-operating expenses, net	(234,877)	129,661	(105,216)	(209,888)	96,273	(113,615)

Income (loss) before equity in losses of equity-method investees	35,718	220,304	256,022	(145,764)	212,251	66,487

Equity in losses of equity-method investees, net	(436)	436	—	(4,169)	4,169	—

Income (loss) before change in accounting principle	35,282	220,740	256,022	(149,933)	216,420	66,487

Cumulative effect of change in accounting principle	—	—	—	801	(801)	—

Net income (loss)	$35,282	$220,740	$256,022	$(149,132)	$215,619	$66,487

Basic earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$0.09	$0.56	$0.65	$(0.40)	$0.58	$0.18
Cumulative effect of change in accounting principle	—	—	—	0.01	(0.01)	—

	$0.09	$0.56	$0.65	$(0.39)	$0.57	$0.18

Diluted earnings (loss) per share:
Prior to cumulative effect of change in accounting principle	$0.08	$0.53	$0.61	$(0.40)	$0.57	$0.17
Cumulative effect of change in accounting principle	—	—	—	0.01	(0.01)	—

	$0.08	$0.53	$0.61	$(0.39)	$0.56	$0.17

Weighted average shares used in computation of earnings (loss) per share:
Basic	395,479		395,479	378,363		378,363

Diluted	419,352		419,352	378,363		399,656

Net cash provided by operating activities			$392,022			$174,291
Purchases of fixed assets, including internal-use software and Web site development			(45,963)			(39,163)

Free cash flow			$346,059			$135,128

Net cash provided by (used in) investing activities			$236,651			$(121,684)

Net cash provided by (used in) financing activities			$(331,986)			$106,894

(1)	In accordance with accounting principles generally accepted in the United States.
(2)	Consolidated segment operating income.

Note:	The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.

Segment Information

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
North America
Net sales	$1,141,907	$966,671	$3,258,413	$2,761,457
Cost of sales	853,253	724,023	2,391,749	2,020,472

Gross profit	288,654	242,648	866,664	740,985
Direct segment operating expenses	174,383	160,414	583,619	561,318

Segment operating income	114,271	82,234	283,045	179,667

International
Net sales	803,865	461,939	2,005,286	1,171,479
Cost of sales	665,682	369,428	1,614,782	919,846

Gross profit	138,183	92,511	390,504	251,633
Direct segment operating expenses	99,518	72,787	312,311	251,198

Segment operating income	38,665	19,724	78,193	435

Consolidated
Net sales	1,945,772	1,428,610	5,263,699	3,932,936
Cost of sales	1,518,935	1,093,451	4,006,531	2,940,318

Gross profit	426,837	335,159	1,257,168	992,618
Direct segment operating expenses	273,901	233,201	895,930	812,516

Segment operating income	152,936	101,958	361,238	180,102
Stock-based compensation	15,039	35,680	87,751	68,927
Amortization of other intangibles	141	913	2,752	5,478
Restructuring-related and other	140	(5,158)	140	41,573

Income from operations	137,616	70,523	270,595	64,124
Total non-operating expenses, net	(64,462)	(67,172)	(234,877)	(209,888)
Equity in losses of equity-method investees, net	—	(700)	(436)	(4,169)
Cumulative effect of change in accounting principle	—	—	—	801

Net income (loss)	$73,154	$2,651	$35,282	$(149,132)

Segment Highlights:
Y / Y net sales growth:
North America	18%	13%	18%	12%
International	74	76	71	77
Consolidated	36	28	34	26
Y / Y gross profit growth:
North America	19	11	17	13
International	49	66	55	78
Consolidated	27	22	27	24
Gross margin:
North America	25	25	27	27
International	17	20	19	21
Consolidated	22	23	24	25
Segment operating margin:
North America	10	9	9	7
International	5	4	4	0
Consolidated	8	7	7	5
Net sales mix:
North America	59	68	62	70
International	41	32	38	30

Note:  The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
North America
Media	$750,891	$648,568	$2,269,472	$1,994,949
Electronics and other general merchandise	352,517	289,839	878,519	681,041
Other	38,499	28,264	110,422	85,467

	1,141,907	966,671	3,258,413	2,761,457

International
Media	682,741	430,618	1,779,476	1,103,665
Electronics and other general merchandise	120,850	30,959	224,606	65,877
Other	274	362	1,204	1,937

	803,865	461,939	2,005,286	1,171,479

Consolidated
Media	1,433,632	1,079,186	4,048,948	3,098,614
Electronics and other general merchandise	473,367	320,798	1,103,125	746,918
Other	38,773	28,626	111,626	87,404

	$1,945,772	$1,428,610	$5,263,699	$3,932,936

Y / Y Net Sales Growth:
North America:
Media	16%	11%	14%	10%
Electronics and other general merchandise	22	20	29	18
Other	36	7	29	18

International:
Media	59	71	61	71
Electronics and other general merchandise	290	193	241	308
Other	(24)	(29)	(38)	280

Consolidated:
Media	33	29	31	26
Electronics and other general merchandise	48	27	48	26
Other	35	7	28	19

Consolidated Net Sales Mix:
Media	74	76	77	79
Electronics and other general merchandise	24	22	21	19
Other	2	2	2	2

Note:	The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.

Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	December 31, 2003	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,102,273	$738,254
Marketable securities	292,550	562,715

Cash, cash equivalents, and marketable securities	1,394,823	1,300,969
Inventories	293,917	202,425
Accounts receivable, net and other current assets	132,069	112,282

Total current assets	1,820,809	1,615,676

Fixed assets, net	224,285	239,398
Goodwill, net	69,121	70,811
Other intangibles, net	518	3,460
Other equity investments	14,831	15,442
Other assets	32,469	45,662

Total assets	$2,162,033	$1,990,449

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$819,811	$618,128
Accrued expenses and other current liabilities	317,730	314,935
Unearned revenue	37,844	47,916
Interest payable	73,100	71,661
Current portion of long-term debt and other	4,216	13,318

Total current liabilities	1,252,701	1,065,958

Long-term debt and other	1,945,439	2,277,305

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.01 par value:
Authorized shares—500,000 Issued and outstanding shares—none	—	—
Common stock, $0.01 par value:
Authorized shares—5,000,000 Issued and outstanding shares—403,354 and 387,906	4,034	3,879
Additional paid-in capital	1,899,398	1,649,946
Deferred stock-based compensation	(2,850)	(6,591)
Accumulated other comprehensive income	37,739	9,662
Accumulated deficit	(2,974,428)	(3,009,710)

Total stockholders’ deficit	(1,036,107)	(1,352,814)

Total liabilities and stockholders’ deficit	$2,162,033	$1,990,449

Note:	The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q4 2002	Q1 2003	Q2 2003	Q3 2003	Q4 2003	Y/Y % Change
Cash Flows and Shares

Operating cash flow—Trailing Twelve Months (TTM)	$174	$164	$285	$284	$392	125%

Purchases of fixed assets (including internal-use software and Web site development)—TTM	$39	$41	$40	$44	$46	17%

Free cash flow (operating cash flow less purchases of fixed assets)—TTM	$135	$123	$245	$239	$346	156%

Common shares and stock-based awards outstanding	433	432	433	433	433	0%
Common shares outstanding	388	392	397	400	403	4%
Stock-based employee awards outstanding	45	41	36	33	29	(35)%
Stock-based employee awards outstanding—% of common shares outstanding	12%	10%	9%	8%	7%	N/A

Results of Operations

Worldwide (WW) net sales	$1,429	$1,084	$1,100	$1,134	$1,946	36%
WW net sales—Y / Y growth, excluding the effect of foreign exchange rates	25%	22%	30%	30%	29%	N/A
WW net sales—TTM	$3,933	$4,169	$4,463	$4,747	$5,264	34%
WW net sales shipped outside the U.S.—TTM % of net sales	36%	37%	39%	40%	43%	N/A

Gross profit	$335	$271	$274	$286	$427	27%
Gross margin—% of WW net sales	23.5%	25.0%	24.9%	25.2%	21.9%	N/A
Gross profit—TTM	$993	$1,040	$1,096	$1,165	$1,257	27%
Gross margin—TTM % of WW net sales	25.2%	24.9%	24.6%	24.6%	23.9%	N/A

Fulfillment costs—% of WW net sales	8.9%	9.6%	9.8%	9.4%	8.2%	N/A
Fulfillment costs—TTM% of WW net sales	10.0%	9.7%	9.6%	9.4%	9.1%	N/A

Consolidated direct segment operating expenses	$233	$203	$207	$212	$274	17%
Consolidated direct segment operating expenses—TTM	$813	$817	$832	$855	$896	10%

Consolidated segment operating income	$102	$67	$67	$74	$153	50%
Consolidated segment operating margin—% of WW net sales	7.1%	6.2%	6.1%	6.5%	7.9%	N/A
Consolidated segment operating income—TTM	$180	$223	$264	$310	$361	101%
Consolidated segment operating margin—TTM % of WW net sales	4.6%	5.3%	5.9%	6.5%	6.9%	N/A

GAAP operating income	$71	$39	$42	$52	$138	95%
GAAP operating margin—% of WW net sales	4.9%	3.6%	3.8%	4.6%	7.1%	N/A
GAAP operating income—TTM	$64	$102	$142	$204	$271	322%
GAAP operating margin—TTM % of WW net sales	1.6%	2.4%	3.2%	4.3%	5.1%	N/A

Pro forma net income	$75	$40	$42	$48	$125	66%
Diluted pro forma net income per share	$0.19	$0.10	$0.10	$0.11	$0.29	N/A
Pro forma net income—TTM	$66	$112	$158	$206	$256	285%

GAAP net income (loss)	$3	$(10)	$(43)	$16	$73	N/A
GAAP net income (loss) per share	$0.01	$(0.03)	$(0.11)	$0.04	$0.17	N/A
GAAP net income (loss)—TTM	$(149)	$(136)	$(86)	$(35)	$35	N/A

North America segment:
Net sales	$967	$705	$703	$709	$1,142	18%
Net sales—TTM	$2,761	$2,845	$2,961	$3,083	$3,258	18%
Gross profit	$243	$187	$190	$201	$289	19%
Gross margin—% of North American net sales	25%	27%	27%	28%	25%	N/A
Gross profit—TTM	$741	$754	$774	$821	$867	17%
Gross margin—TTM % of North America net sales	27%	27%	26%	27%	27%	N/A
Operating income	$82	$52	$55	$63	$114	39%
Operating margin—% of North America net sales	9%	7%	8%	9%	10%	N/A
Operating income—TTM	$180	$196	$215	$251	$283	58%
Operating margin—TTM % of North America net sales	7%	7%	7%	8%	9%	N/A

Note:	The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics.

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days, and employee data)

(unaudited)

	Q4 2002	Q1 2003	Q2 2003	Q3 2003	Q4 2003	Y/Y% Change
International segment:
Net sales	$462	$379	$397	$425	$804	74%
Net sales—Y / Y growth, excluding the effect of foreign exchange rates	62%	45%	57%	50%	54%	N/A
Net sales—TTM	$1,172	$1,324	$1,502	$1,663	$2,005	71%
Gross profit	$93	$84	$84	$85	$138	49%
Gross margin—% of International net sales	20%	22%	21%	20%	17%	N/A
Gross profit—TTM	$252	$286	$322	$345	$391	55%
Gross margin—TTM % of International net sales	21%	22%	21%	21%	19%	N/A
Operating income	$20	$16	$13	$11	$39	96%
Operating margin—% of International net sales	4%	4%	3%	3%	5%	N/A
Operating income—TTM	$0	$27	$49	$59	$78	N/A
Operating margin—TTM % of International net sales	0%	2%	3%	4%	4%	N/A

Supplemental North America Segment Net Sales:
Media	$649	$517	$499	$502	$751	16%
Media—TTM	$1,995	$2,041	$2,101	$2,167	$2,269	14%
Electronics and other general merchandise	$290	$168	$177	$180	$353	22%
Electronics and other general merchandise—TTM	$681	$722	$769	$816	$879	29%
Other	$28	$19	$26	$27	$38	36%
Other—TTM	$85	$82	$91	$100	$110	29%

Supplemental International Segment Net Sales:
Media	$431	$356	$366	$375	$683	59%
Media—TTM	$1,104	$1,245	$1,402	$1,527	$1,779	61%
Electronics and other general merchandise	$31	$23	$31	$50	$121	290%
Electronics and other general merchandise—TTM	$66	$77	$99	$135	$225	241%
Other	$0	$0	$0	$0	$0	(24)%
Other—TTM	$2	$2	$1	$1	$1	(38)%

Supplemental Worldwide Net Sales:
Media	$1,079	$873	$865	$877	$1,434	33%
Media—TTM	$3,099	$3,286	$3,503	$3,695	$4,049	31%
Electronics and other general merchandise	$321	$191	$209	$230	$473	48%
Electronics and other general merchandise—TTM	$747	$799	$868	$951	$1,103	48%
Other	$29	$20	$26	$27	$39	35%
Other—TTM	$87	$84	$93	$101	$112	28%

Balance Sheet

Cash and marketable securities	$1,301	$1,083	$989	$1,065	$1,395	7%

Inventory, net	$202	$173	$178	$242	$294	45%
Inventory—% of TTM net sales	4%	4%	4%	4%	4%	N/A
Inventory turnover—TTM	19.3	19.7	20.2	18.9	18.4	(5)%

Fixed assets, net	$239	$228	$222	$221	$224	(6)%

Accounts payable days—ending	52	44	49	54	50	(5)%

Other

Employees (full-time and part-time)	7,500	7,700	7,600	7,900	7,800	4%

Note:	The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics.

AMAZON.COM, INC.

Financial and Operational Highlights

(unaudited)

Fourth Quarter 2003 Results of Operations (comparisons are with the equivalent period of the prior year, unless otherwise stated)

Net Sales

•	Shipping revenue, which excludes amounts earned from third-party sellers, was approximately $137 million, up 13% from $121 million.

Gross Profit

•	Gross profit benefited by approximately $17 million, and consolidated segment operating income by approximately $6 million, from changes in foreign exchange rates compared with fourth quarter 2002.

•	Shipping loss was approximately $56 million, up from a loss of $30 million. We continue to measure our shipping results relative to their effect on our overall financial results and intend to continue providing our customers with free shipping offers.

Fulfillment

•	Fulfillment costs represent those costs incurred in operating and staffing our fulfillment and customer service centers, credit card fees and bad debt costs, including costs associated with our guarantee for certain third-party seller transactions. Fulfillment costs also include amounts paid to third-parties, who assist us in fulfillment and customer service operations.

•	Certain of our fulfillment-related costs incurred on behalf of other businesses, such as Toysrus.com and Target, are classified as cost of sales rather than fulfillment.

•	Credit card fees associated with third-party seller transactions represent a significant percentage relative to commission amounts earned, and as a result, negatively affect fulfillment as a percentage of net sales.

Stock-Based Compensation

•	We granted less than a half million stock awards during the quarter with vesting periods generally ranging from three to six years.

•	At December 31, 2003, there were 29 million stock awards outstanding, which are excluded from common stock outstanding, consisting of 25 million stock options ($12 average exercise price) and 4 million restricted stock units. There are also 1 million shares of restricted stock, which are included in common stock outstanding.

•	Since October 2002, we have awarded restricted stock units as our primary form of stock-based compensation. Restricted stock units, under fixed accounting, are generally measured at fair value on the date of grant based on the number of shares granted and the quoted price of our common stock. Such value is recognized as an expense over the corresponding service period. To the extent that restricted stock units are forfeited prior to vesting, the corresponding previously recognized expense is reversed as an offset to stock-based compensation.

•	At December 31, 2003, 1 million stock awards were subject to variable accounting. Stock option grants after December 31, 2002 are subject to variable accounting treatment. Under variable stock award accounting, we will incur unpredictable charges or credits dependent on the fluctuations in market prices of our common stock, which we are unable to forecast. For example, if at the end of any quarter the quoted price of our common stock is lower than the quoted price at the end of the previous quarter, or to the extent previously-recorded amounts relate to unvested portions of awards that were cancelled, compensation expense associated with variable accounting will be recalculated using the cumulative expense method and may result in a net benefit to our results of operations.

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•	“Stock-based compensation” consisted of $6 million for stock awards under variable accounting and $9 million for stock awards under fixed accounting. “Stock-based compensation” includes matching stock contributions under our 401(k) program but excludes payroll tax expense resulting from exercises of stock-based awards.

Restructuring-Related and Other

•	In first quarter 2001 we announced and began implementation of our operational restructuring plan. The restructuring is complete; however, we may periodically adjust our restructuring-related estimates in the future, if necessary.

•	Cash payments resulting from our operational restructuring were $3 million, compared with $11 million in fourth quarter 2002.

•	We estimate, based on currently available information, the remaining net cash outflows associated with restructuring-related leases and other commitments will be $10 million in 2004, and $20 million thereafter. Amounts due within 12 months are included within “Accrued expenses and other current liabilities” and the remaining amounts within “Long-term debt and other” on our balance sheet. These amounts are net of anticipated sublease income of approximately $39 million (we have signed sublease agreements on $15 million in future income) on gross lease and other obligations of $69 million.

Remeasurement of 6.875% PEACS and Other

•	“Remeasurement of 6.875% PEACS and other” primarily consisted of foreign-currency losses on remeasurement of 6.875% PEACS from Euros to U.S. Dollars of $65 million, compared with $38 million in fourth quarter 2002.

•	Other includes a $36 million gain from remeasurement of intercompany balances, corresponding with a decision reached during the fourth quarter of 2003, that intercompany balances denominated in foreign currencies would be repaid amongst subsidiaries.

•	In connection with our November 24, 2003 redemption of $200 million of our 4.75% Convertible Subordinated Notes due 2009, we recorded a charge of $9 million representing a 2.85% premium and approximately $3 million of remaining deferred issuance charges.

Income Taxes

•	At December 31, 2003, we had net operating loss carryforwards (NOLs) of approximately $2.9 billion related to U.S. federal, state and foreign jurisdictions. Utilization of NOLs, which begin to expire at various times starting in 2010, may be subject to certain limitations. Approximately $1.6 billion of our NOLs relate to tax deductible stock-based compensation in excess of amounts recognized for financial reporting purposes—to the extent that any of this amount is realized for tax purposes but not financial reporting purposes, the resulting benefit will be credited to stockholders’ equity, rather than results of operations.

Net Income (Loss)

•	We are unable to forecast the effect on our future reported results of certain items, including the stock-based compensation associated with variable accounting treatment and the gain or loss associated with the remeasurement of our 6.875% PEACS and intercompany balances that results from fluctuations in foreign exchange rates. These items represented significant quarterly charges and gains during 2003 and may result in significant charges or gains in future periods.

•	Although we reported net income for fourth quarter 2003, we believe that this net income result should not be viewed as a material positive event and is not necessarily predictive of future reported results for a variety of reasons. For example, had we not changed our intent as to the settlement of intercompany balances during the fourth quarter, we would have had a net loss of less than half a million for the year and our net income for the fourth quarter would have been reduced by almost 50%.

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Cash Flows and Balance Sheet

•	Operating cash flows and free cash flows can be volatile and are sensitive to many factors, including changes in working capital. Working capital at any specific point in time is subject to many variables, including world events, seasonality, the timing of expense payments, discounts offered by vendors, vendor payment terms and fluctuations in foreign exchange rates.

•	Our cash, cash equivalents and marketable securities of $1.4 billion, at fair value, primarily consist of cash, commercial paper and short-term securities, U.S. Treasury notes and bonds and asset-backed and agency securities.

•	We have pledged approximately $87 million of our marketable securities as collateral for property leases and other contractual obligations, compared with $121 million at December 31, 2002.

•	“Unearned revenue” is recorded when payments are received from third parties in advance of us providing the associated service.

•	“Accrued expenses and other current liabilities” includes, among other things, liabilities for gift certificates, marketing activities, and workforce costs, including accrued payroll, vacation, and other benefits.

•	“Long-term debt and other” primarily includes the following (in millions):

	Principal at Maturity		Interest Rate	Principal Due Date
Convertible Subordinated Notes	$1,050	(1)	4.750%	February 2009
PEACS	870	(2)	6.875%	February 2010

	$1,920	(3)

(1)	Convertible at the holders’ option into our common stock at $78.0275 per share. We have the right to redeem the Convertible Subordinated Notes, in whole or in part, at a redemption price of 102.85% of the principal, which decreases every February by 47.5 basis points until maturity, plus any accrued and unpaid interest. In February 2004, we will redeem $150 million of our 4.75% Convertible Subordinated Notes for face value plus a 2.375% premium, which will result in a $6 million charge to “Remeasurement of 6.875% PEACS and other” in our first quarter GAAP results, consisting of the $4 million premium and $2 million of unamortized debt issue costs.
(2)	€690 million principal amount, convertible at the holders’ option into our common stock at €84.883 per share. The U.S. Dollar equivalent principal, interest, and conversion price fluctuates based on the Euro/U.S. Dollar exchange ratio. We have the right to redeem the PEACS, in whole or in part, by paying the €690 million, plus any accrued and unpaid interest. Because we do not hedge any portion of the PEACS, we have interest expense exposure to fluctuations in the Euro/US dollar exchange ratio.
(3)	The “if converted” number of shares associated with each of our convertible debt instruments (approximately 22 million total shares) are excluded from diluted shares as their effect is anti-dilutive. We have a program to repurchase or redeem up to an additional $500 million of our remaining outstanding convertible debt over time.

Certain Definitions and Other

•	We present segment information along two lines: North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation, amortization of goodwill and other intangibles, and restructuring-related and other charges, each of which is not allocated to segment results. All other centrally-incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

•	The North America segment consists of amounts earned from retail sales of consumer products through www.amazon.com and www.amazon.ca (including from third-party sellers), from North America focused Syndicated Stores, such as www.cdnow.com, our mail-order tool catalog and from non-retail activities such as North America focused Merchant.com, marketing and promotional agreements.

•	The International segment consists of amounts earned from retail sales of consumer products through www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including from third-party sellers), from internationally focused Syndicated Stores and from non-retail activities such as internationally focused marketing and promotional agreements. This segment includes export sales from www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.

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•	We provide supplemental revenue information within each segment for three categories: “Media”, “Electronics and other general merchandise” and “Other.” Media consists of amounts earned from retail sales from all sellers of books, music, DVD/video, magazine subscriptions, software, video games and video game consoles. Electronics and other general merchandise consists of amounts earned from retail sales from all sellers of items not included in Media, such as electronics and office, kids and baby, home and garden, apparel, sporting goods, gourmet food, jewelry and health and personal care. The Other category consists of non-retail activities, such as the Merchant.com program and miscellaneous marketing and promotional activities.

•	All references to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from certain third-party sellers on our Web sites. Customer accounts include customers of Amazon Marketplace, Auctions and zShops and our Merchants@ and Syndicated Stores Programs, but exclude Merchant.com Program customers, Amazon.com Payments customers, our catalog customers and the customers of select companies with whom we have a technology alliance or marketing and promotional relationships. A customer is considered active upon placing an order.

•	All references to units mean units sold (net of returns and cancellations) by us and third-party sellers at Amazon.com domains worldwide—such as www.amazon.com, www.amazon.ca, www.amazon.fr, www.amazon.co.uk, www.amazon.de and www.amazon.co.jp—and at Syndicated Stores domains, as well as Amazon.com-owned items sold at non-Amazon.com domains, such as books, music and DVD/video items ordered from Amazon.com’s store at www.target.com. Units do not include Amazon.com gift certificates.

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